     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 21, 2000

                                                      REGISTRATION NO. 333-34490

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                              INFOCURE CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

              DELAWARE                             58-2271614
  (State or other Jurisdiction of               (I.R.S. Employer
   Incorporation or Organization)            Identification Number)

                          1765 THE EXCHANGE, SUITE 500
                             ATLANTA, GEORGIA 30339
                                 (770) 221-9990
   (Address, Including Zip Code and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                             ---------------------
                                JAMES A. COCHRAN
                        SENIOR VICE PRESIDENT -- FINANCE
                          AND CHIEF FINANCIAL OFFICER
                          1765 THE EXCHANGE, SUITE 500
                             ATLANTA, GEORGIA 30339
                           TELEPHONE: (770) 221-9990
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                             ---------------------

                                    Copy to:
                            JOHN J. KELLEY III, ESQ.
                                KING & SPALDING
                           191 PEACHTREE STREET, N.E.
                          ATLANTA, GEORGIA 30303-1763
                           TELEPHONE: (404) 572-4600

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

    If the only securities being registered in this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
                                                                 PROPOSED             PROPOSED
                                                                  MAXIMUM              MAXIMUM
          TITLE OF SECURITIES               AMOUNT TO BE         AGGREGATE            AGGREGATE            AMOUNT OF
            TO BE REGISTERED                 REGISTERED      PRICE PER UNIT(1)    OFFERING PRICE(1)    REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value...........   834,004 Shares         $16.06             $13,394,104         $3,536.04(2)
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices for the Company's common stock as reported on The Nasdaq Stock Market on April 4, 2000, in accordance with Rule 457(c) under the Securities Act of 1933.
(2) Previously paid.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                  INFORMATION NOT REQUIRED IN THIS PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee.........  $  3,509
Nasdaq National Market listing fee..........................     7,673
Accounting fees and expenses................................    10,000
Legal fees and expenses.....................................     5,000
Miscellaneous...............................................     5,000
                                                              --------
  Total expenses............................................  $ 31,182
                                                              ========

     All fees other than the SEC registration fee and the Nasdaq National Market Listing Fee are estimated. None of the expenses of the issuance and distribution of the common stock being offered will be borne by the selling stockholders.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The Delaware General Corporation Law provides that a corporation may pay expenses (including attorney's fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, and must reimburse a successful defendant for expenses, including attorney's fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. The Delaware General Corporation Law provides that indemnification may be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

     InfoCure's bylaws provide that InfoCure shall, to the full extent permitted by Section 145, indemnify any person, made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is, was or is about to become an officer, director, employee or agent of InfoCure. InfoCure shall pay the expenses (including attorney's fees) incurred by a person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made by InfoCure only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified.

     In addition, InfoCure's certificate of incorporation eliminates or limits personal liability of its directors to the full extent permitted by Section 102(b)(7) of the Delaware General Corporation Law.

     Section 102(b)(7) provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or
(iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

ITEM 16.  EXHIBITS

EXHIBIT
NUMBER         DESCRIPTION
-------        -----------
   3.1     --  Certificate of Incorporation of InfoCure with all amendments
               (incorporated by reference to Exhibit 3.1 filed with
               InfoCure's Annual Report on Form 10-K for the Year Ended
               December 31, 1999.)
   3.2     --  Second Amended and Restated Bylaws of InfoCure (incorporated by reference to Exhibit 3.2 filed with InfoCure's Annual
               Report on Form 10-K for the Year Ended December 31, 1999.)
   4.1     --  See Exhibits 3.1 and 3.2 for provisions of the Amended
               Certificate of Incorporation and Bylaws of InfoCure defining rights of the holders of common stock of InfoCure.
   4.2     --  Specimen Certificate of shares of common stock (incorporated by reference to Exhibit 4.2 filed with InfoCure's
               Registration Statement on Form SB-2) (Registration File No.
               333-18923).
   5.1     --  Opinion of King & Spalding, counsel to InfoCure, as to legality of the shares being registered.
  23.1*    --  Consent of BDO Seidman, LLP
  23.2*    --  Consent of Deloitte & Touche LLP
  23.3*    --  Consent of KPMG LLP
  23.4     --  Consent of King & Spalding (included in Exhibit 5.1)
  24.1*    --  Powers of Attorney (included on signature page)

---------------

* Previously filed.

ITEM 17.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 21st day of April, 2000.

                                       INFOCURE CORPORATION

                                       By:       /s/ FREDERICK L. FINE
                                          --------------------------------------
                                                    Frederick L. Fine
                                          President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 21, 2000.

                      SIGNATURE                                        TITLE
                      ---------                                        -----

                /s/ FREDERICK L. FINE                  President, Chief Executive Officer
 ---------------------------------------------------     and Director (Principal Executive
                  Frederick L. Fine                      Officer)

                          *                            Executive Vice President, Secretary
 ---------------------------------------------------     and Director
                   James K. Price

                          *                            Chairman, Treasurer and Director
 ---------------------------------------------------
                 Richard E. Perlman

                          *                            Vice President and Chief Financial
 ---------------------------------------------------     Officer (Principal Financial
                  James A. Cochran                       Officer and Principal Accounting
                                                         Officer)

                          *                            Vice President and Director
 ---------------------------------------------------
                  Michael E. Warren

                                                       Director
 ---------------------------------------------------
                   James D. Elliot

                          *                            Director
 ---------------------------------------------------
                  Raymond H. Welsh

* By:       FREDERICK L. FINE
     -----------------------------
           Frederick L. Fine
           Attorney-in-Fact